                                                                   EXHIBIT 10.22


                            AKAMAI TECHNOLOGIES, INC.



                      SERIES F CONVERTIBLE PREFERRED STOCK

                               PURCHASE AGREEMENT




                         DATED AS OF SEPTEMBER 20, 1999

                                TABLE OF CONTENTS

ARTICLE I  PURCHASE, SALE AND TERMS OF SHARES.....................................................................1
   1.01   THE PREFERRED SHARES....................................................................................1
   1.02   THE CONVERTED SHARES....................................................................................1
   1.03   THE SHARES..............................................................................................1
   1.04   PURCHASE PRICE AND CLOSING..............................................................................1
   1.05   RESTRICTIONS ON TRANSFER AND STANDSTILL AGREEMENT.......................................................2
   1.06   USE OF PROCEEDS.........................................................................................4
   1.07   Representations and Warranties by the Purchaser.........................................................4
ARTICLE II  CONDITIONS TO THE PURCHASER'S OBLIGATION..............................................................5
   2.01   REPRESENTATIONS AND WARRANTIES..........................................................................5
   2.02   DOCUMENTATION AT CLOSING................................................................................5
   2.03   ADDITIONAL CLOSING CONDITIONS...........................................................................6
   2.04   CONSENTS, WAIVERS, ETC..................................................................................6
   2.05   PERFORMANCE.............................................................................................7
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................7
   3.01   ORGANIZATION AND STANDING...............................................................................7
   3.02   CORPORATE ACTION........................................................................................7
   3.03   GOVERNMENTAL APPROVALS..................................................................................8
   3.04   LITIGATION..............................................................................................8
   3.05   CERTAIN AGREEMENTS OF OFFICERS, FOUNDERS AND KEY EMPLOYEES..............................................8
   3.06   COMPLIANCE WITH OTHER INSTRUMENTS.......................................................................9
   3.07   MATERIAL CONTRACTS......................................................................................9
   3.08   ERISA..................................................................................................10
   3.09   TRANSACTIONS WITH AFFILIATES...........................................................................10
   3.10   ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS.............................................10
   3.11   INVESTMENTS IN OTHER PERSONS; SUBSIDIARIES.............................................................10
   3.12   SECURITIES LAWS........................................................................................11
   3.13   DISCLOSURE.............................................................................................11
   3.14   BROKERS OR FINDERS.....................................................................................11
   3.15   CAPITALIZATION; STATUS OF CAPITAL STOCK................................................................11
   3.16   REGISTRATION RIGHTS....................................................................................12
   3.17   BOOKS AND RECORDS......................................................................................12
   3.18   TITLE TO ASSETS; PATENTS...............................................................................12
   3.19   THE YEAR 2000..........................................................................................13
   3.20   FINANCIAL STATEMENTS...................................................................................13
   3.21   CHANGES................................................................................................13
   3.22   NO UNDISCLOSED LIABILITIES.............................................................................15
   3.23   TECHNOLOGY.............................................................................................15
   3.24   PERMITS................................................................................................15
   3.25   ENVIRONMENTAL AND SAFETY LAWS..........................................................................15
   3.26   CORPORATE DOCUMENTS; MINUTE BOOKS......................................................................15
   3.27   LABOR AGREEMENTS AND ACTIONS...........................................................................16
   3.28   SERIES E AGREEMENT.....................................................................................16
ARTICLE IV  COVENANTS OF THE COMPANY.............................................................................16
   4.01   AFFIRMATIVE COVENANTS OF THE COMPANY OTHER THAN REPORTING REQUIREMENTS.................................16
   4.02   NEGATIVE COVENANTS OF THE COMPANY......................................................................18
   4.03   REPORTING REQUIREMENTS.................................................................................20
ARTICLE V  DEFINITIONS AND ACCOUNTING TERMS......................................................................22
   5.01   CERTAIN DEFINED TERMS..................................................................................22

   5.02   ACCOUNTING TERMS.......................................................................................25
   5.03   KNOWLEDGE..............................................................................................25
ARTICLE VI  MISCELLANEOUS........................................................................................25
   6.01   NO WAIVER; CUMULATIVE REMEDIES.........................................................................25
   6.02   AMENDMENTS, WAIVERS AND CONSENTS.......................................................................25
   6.03   ADDRESSES FOR NOTICES..................................................................................25
   6.04   COSTS, EXPENSES AND TAXES..............................................................................26
   6.05   BINDING EFFECT; ASSIGNMENT.............................................................................26
   6.06   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............................................................26
   6.07   PRIOR AGREEMENTS.......................................................................................26
   6.08   SEVERABILITY...........................................................................................26
   6.09   GOVERNING LAW..........................................................................................27
   6.10   HEADINGS...............................................................................................27
   6.11   COUNTERPARTS...........................................................................................27
   6.12   FURTHER ASSURANCES.....................................................................................27
   6.13   INDEMNIFICATION........................................................................................27

EXHIBITS
--------

    1.01               Designation of Series F Convertible Preferred Stock
    2.02B              Opinion of Counsel
    2.03B              Fourth Amended and Restated Stockholders Agreement
    2.03D              Fourth Amended and Restated Registration Rights Agreement
    3.01               Foreign Qualifications
    3.04               Litigation
    3.07               Material Contracts
    3.08               ERISA
    3.09               Transactions with Affiliates
    3.11               Investments in Other Persons; Subsidiaries
    3.15               Capitalization; Status of Capital Stock
    3.16               Registration Rights
    3.18(a)            Title to Assets
    3.18(b)            Intellectual Property
    3.18(c)            Compensation for use of Intellectual Property Rights
    3.20               Financial Statements
    3.21               Changes
    3.22               Undisclosed Liabilities
    3.23               Technology
    3.27               Labor Agreements and Actions
    3.28               Series E Agreements

                            AKAMAI TECHNOLOGIES, INC.
                                  201 Broadway
                         Cambridge, Massachusetts 02139



                                         As of September 20, 1999


TO:  Microsoft Corporation

Re:  SERIES F CONVERTIBLE PREFERRED STOCK

Ladies and Gentlemen:

     Akamai Technologies, Inc., a Delaware corporation (the "COMPANY"), agrees with you as follows:

                                    ARTICLE I

                       PURCHASE, SALE AND TERMS OF SHARES

     1.01 THE PREFERRED SHARES. The Company has authorized the issuance and sale of up to 985,545 shares of its previously authorized but unissued shares of Series F Convertible Preferred Stock, par value $.01 per share (the "SERIES F PREFERRED STOCK"), at a purchase price of $15.22 per share to Microsoft Corporation. (the "PURCHASER"). The designation, rights, preferences and other terms and conditions relating to the Series F Preferred Stock are as set forth on EXHIBIT 1.01 hereto. The Series F Preferred Stock is sometimes referred to herein as the "PREFERRED SHARES."

     1.02 THE CONVERTED SHARES. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other preferential rights, a sufficient number of its previously authorized but unissued shares of Common Stock to satisfy the rights of conversion of the holders of the Preferred Shares. Any shares of Common Stock issuable upon conversion of the Preferred Shares, and such shares when issued, are herein referred to as the "CONVERTED SHARES."

     1.03 THE SHARES. The Preferred Shares and the Converted Shares are sometimes collectively referred to herein as the "SHARES."

     1.04 PURCHASE PRICE AND CLOSING. The Company agrees to issue and sell to the Purchaser and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase 985,545 shares of Series F Preferred Stock for an aggregate purchase price of $14,999,994.90. The purchase and sale shall take place at a closing (the "CLOSING") to be held on or before September 20, 1999, at 10:00 A.M., at such location and at such time as may be mutually agreed upon, subject to the satisfaction of all of the conditions to the Closing specified in Article II herein. At the Closing the Company will issue and deliver certificates evidencing the shares of Series F Preferred

Stock to be sold at the Closing to the Purchaser (or its nominee) against payment of the full purchase price therefor by (i) wire transfer of immediately available funds to an account designated by the Company, (ii) check payable to the order of the Company or its designee, or (iii) any combination of (i) and
(ii) above.

     1.05 RESTRICTIONS ON TRANSFER AND STANDSTILL AGREEMENT.

          (a) TRANSFER RESTRICTIONS. Without the prior written permission of the Company, no more than 25% of the Shares may be sold or transferred by the Purchaser (except to a wholly-owned subsidiary or a wholly-owned subsidiary of a wholly-owned subsidiary of the Purchaser, or the like); provided, however, that if the Purchaser wishes to sell or transfer any of such 25% of the Shares to a third party, it shall first submit a written offer to sell such Shares to the Company on terms and conditions, including price, not less favorable to the Company than those on which it proposes to sell such Shares to such third party (the "OFFER"), PROVIDED, HOWEVER, nothing in the foregoing shall restrict the Purchaser from entering into a bonafide transaction with a nationally recognized investment banking firm which constitutes a hedge against changes in the market price of the Company's Common Stock. The Offer shall disclose the identity of the proposed purchaser or transferee, the Shares proposed to be sold or transferred and the agreed terms of the sale or transfer. If the Offer provides that the purchase price for the Shares shall be paid other than in cash, then the per-Share purchase price for the Shares subject to the Offer shall be deemed to be the Market Price (as defined below). Within five days after receipt of the Offer, the Company shall give written notice to the Purchaser of its intent to purchase all or none of the offered Shares on the same terms and conditions as set forth in the Offer. The Company can pay the cash equivalent of any non-cash consideration based on the Market Price. If the Company does not purchase all of the Shares offered by the Purchaser pursuant to the Offer, such Shares may be sold by the Purchaser at any time within 90 days after the date of the Offer at not less than the price and upon other terms and conditions, if any, not more favorable to such proposed purchaser or transferee than those specified in the Offer. All restrictions set forth in this Section 1.05(a) shall terminate upon the earlier of the date one year after the date of (i) closing of a Qualified Public Offering (as defined in Section 5.01 of the Agreement) or (ii) registration of a class of the Company's securities under the Securities Exchange Act of 1934, as amended (the "1934 ACT"). For purposes of this Section 1.05(a), the "MARKET PRICE" shall be determined as follows:

               (i) If the Company's Common Stock is listed on a national securities exchange, the NASDAQ National Market System, the NASDAQ system, or another nationally recognized exchange or trading system (an "EXCHANGE") as of the date of the Offer, then the Market Price shall be deemed to be the average closing price per share of the Company's Common Stock on such Exchange for the 20 trading days ending on the trading day prior to the date of the Offer; provided that if the Company's Common Stock has been listed on an Exchange for fewer than 21 trading days, the Market Price shall be deemed to be the average closing price per share of the Company's Common Stock since it has been listed on such Exchange.

               (ii) If the Company's Common Stock is not listed on an Exchange as of the date of the Offer, then the Market Price shall be the fair market value per share of the Shares as of the date of the Offer as determined in good faith by the Purchaser's Board of Directors; provided, however, that the Company shall have the right to contest such determination by giving notice thereof to the Purchaser within ten days of such determination, and in such event the Market Price shall be the fair market value per share of the Shares as of the date of the Offer as determined by an independent appraiser to be selected by the Purchaser and approved by the Company, which approval shall not be unreasonably withheld. The independent appraiser's fees and expenses shall be paid as follows:

                    (A) If the Market Price as determined by the independent appraiser is less than or equal to 110% of the Market Price determined by the Purchaser's Board of Directors, then the independent appraiser's fees and expenses shall be paid by the Company.

                    (B) If the Market Price as determined by the independent appraiser is greater than 110% of the Market Price determined by the Purchaser's Board of Directors, then the independent appraiser's fees and expenses shall be paid by the Purchaser.

     (b) STANDSTILL AGREEMENT. The Purchaser hereby agrees that from and after the date hereof until the earlier of the date one year after the date of (i) closing of a Qualified Public Offering (as defined in Section 5.01 of this Agreement) or (ii) registration of a class of the Company's securities under the 1934 Act, unless such shall have been specifically invited in writing by the Company, neither Purchaser nor any of its affiliates (as such term is defined under the 1934 Act) or agents will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in,
(i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company, except that during the one-year period from and after a Qualified Public Offering, the Purchaser may acquire capital stock of the Company provided that after any such acquisition, the Purchaser and its affiliates shall beneficially own no more than 10% of each class of the Company's voting securities; (ii) any tender or exchange offer, merger or other business combination involving the Company; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Commission) or consents to vote any voting securities of the Company; (b) otherwise act, alone or in concert with others, to seek control of the Company's Board of Directors; or (c) take any action which might require the Company to make a public announcement regarding any of the types of matters set forth in (a) above. Notwithstanding the above in this
Section 1.05(b), if (i) following the Company's initial public offering a bona fide tender offer that seeks to acquire more than 50% of the outstanding voting securities of the Company is commenced by a third party unaffiliated with the Purchaser, or (ii) prior to the Company's initial public offering any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) other than the Purchaser and its affiliates acquires more than 50% of the Company's outstanding voting securities, then any above restriction contained in this Section 1.05(b) imposed on the Purchaser will immediately terminate, and the Purchaser shall be free to acquire or offer to acquire any or all outstanding shares of the Company. Prior to the Company's initial public offering, the Company will provide written notice to the Purchaser immediately after the Company learns of any such individual, entity or group acquiring more than 25% of the Company's outstanding voting securities. Notwithstanding anything to the contrary in this Section, the Purchaser shall be entitled to acquire securities of the Company pursuant to Section 4.1 of the Amended and Restated Stockholders' Agreement (as defined in Section 2.03(b) below).

     (c) "MOST FAVORED NATION" If (i) the Company sells securities to a Strategic Investor (as defined in Section 4.6(l) of the Amended and Restated Stockholders' Agreement) and (ii) in connection with its purchase of such securities, such Strategic Investor is subject to provisions less restrictive than those set forth in Sections 1.05(a) or 1.05(b) above to purchase and/or sell securities of the Company, then the Company shall amend such sections, and/or take such other actions as may be required (including releasing restrictions imposed by Sections 1.05(a) or 1.05(b)), in order that the Purchaser obtains rights no less favorable than those obtained by such Strategic Investor to purchase and/or sell securities of the Company.

     1.06 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Shares under this Agreement for working capital and general corporate purposes.

     1.07 Representations and Warranties by the Purchaser. The Purchaser represents and warrants that (a) it will acquire the Preferred Shares for its own account and that the Preferred Shares are being acquired by it for the purpose of investment and not with a view to distribution or resale thereof; (b) the execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser, and this Agreement has been duly executed and delivered, and constitutes a valid, legal, binding and enforceable agreement of the Purchaser, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Fourth Amended and Restated Registration Rights Agreement (as defined in Section 2.04(b)) may be limited by applicable federal or state securities laws; (c) it has taken no action which would give rise to any claim by any other person for any brokerage commissions, finders' fees or the like relating to this Agreement or the transactions contemplated hereby; (d) the Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms of the offering of the Preferred Shares and to obtain additional information concerning the Company and its business; and (e) the Purchaser has the ability to evaluate the merits and risks of an investment in the Preferred Shares and can bear the economic risks of such investment. The acquisition by the Purchaser of the Preferred Shares shall constitute a confirmation of the representations and warranties made by the Purchaser as at the date of such acquisition. The Purchaser further represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the Commission, all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT
     AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS."

The Purchaser further represents that it understands and agrees that all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear legends, prominently stamped or printed thereon, reading substantially as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER A SERIES F CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT."


                                   ARTICLE II

                    CONDITIONS TO THE PURCHASER'S OBLIGATION

     The obligation of the Purchaser to purchase and pay for the Preferred Shares at the Closing is subject to the satisfaction of the following conditions:

     2.01 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company set forth in Article III hereof shall be true and correct on the date of the Closing.

     2.02 DOCUMENTATION AT CLOSING. The Purchaser shall have received prior to or at the Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to the Purchaser:

          (a) A copy of the Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), certified by the Secretary of State of the State of Delaware together with a certified copy of the Certificate of Designation of the Series F Preferred Stock, a copy of the resolutions of the Board of Directors and, if required, the stockholders of the Company evidencing the adoption of the Company's Certificate of Designation of the Series F Preferred Stock, the approval of this Agreement, the issuance of the Preferred Shares and the other matters contemplated hereby, and a copy of the By-laws of the Company, all of which shall have been certified by the Secretary of the Company to be true, complete and correct in every particular, and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the Shares.

          (b) The opinion of Hale and Dorr LLP, counsel to the Company, in the form of EXHIBIT 2.02B attached hereto.

          (c) A certificate of the Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the certificates for the Preferred Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers. The Purchaser may conclusively rely on such certificate until it shall receive a further certificate of the Secretary or an Assistant Secretary of the Company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

          (d) A certificate of the President of the Company stating that the representations and warranties of the Company contained in Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct and that all covenants and conditions required to be performed prior to or at the Closing have been performed as of the Closing.

          (e) Certificates of Good Standing for the Company from the Secretaries of State of the States of Delaware and California, and the Commonwealth of Massachusetts shall have been provided to the Purchaser.

          (f) The Company and the Purchaser shall have entered into Broadband Streaming Initiative Agreement.

     2.03 ADDITIONAL CLOSING CONDITIONS. The Purchaser shall have received prior to or at the Closing evidence of satisfaction or completion of the following, in form and substance satisfactory to the Purchaser:

          (a) The Certificate of Designation of the Series F Preferred Stock shall provide for the designation of the rights and preferences of the Series F Preferred Stock in the forms set forth in EXHIBIT 1.01A attached hereto (the "SERIES F CERTIFICATE OF DESIGNATION").

          (b) A Fourth Amended and Restated Stockholders' Agreement in the form set forth in EXHIBIT 2.03B (the "AMENDED AND RESTATED STOCKHOLDERS 'AGREEMENT") shall have been executed by the parties named therein.

          (c) The Company, the Purchaser and the other parties named therein shall have entered into a Fourth Amended and Restated Registration Rights Agreement in the form set forth in EXHIBIT 2.03D (the "AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT").

          (d) The Company shall have paid the costs, expenses, taxes and filing fees identified in Section 6.04.

     2.04 CONSENTS, WAIVERS, ETC. Prior to the Closing, the Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Preferred Shares and to carry out the transactions contemplated hereby and thereby, including without limitation the waivers and/or consents of the holders of preferred stock of the Company in connection with the transactions contemplated hereby, and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Preferred Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws. In addition to the documents set forth above, the Company shall have provided to the Purchaser any other information or copies of documents that they may reasonably request.

     2.05 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants as follows as of the date hereof and as of the date of the Closing:

     3.01 ORGANIZATION AND STANDING. The Company is a duly organized and validly existing corporation in good standing under the corporate laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted or as now proposed to be conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary as set forth in EXHIBIT 3.01, except where the failure to so qualify would not have a material adverse effect on the business, operations, affairs or condition of the Company or in its properties or assets taken as a whole, or which might call into question the validity of this Agreement, any of the Shares, or any action taken or to be taken pursuant hereto or thereto (a "MATERIAL ADVERSE EFFECT").

     3.02 CORPORATE ACTION. The Company has all necessary corporate power and has taken all corporate action required to enter into and perform this Agreement, the Amended and Restated Registration Rights Agreement, the Amended and Restated Stockholders Agreement and any other agreements and instruments executed in connection herewith (collectively, the "FINANCING DOCUMENTS"). The Financing Documents are valid and legally binding obligations of the Company, enforceable in accordance with their terms. The issuance, sale and delivery of the Preferred Shares in accordance with this Agreement, and the issuance, sale and delivery of the Converted Shares, have been duly authorized by all necessary corporate action on the part of the Company. Sufficient authorized but unissued shares of Common Stock have been reserved by appropriate corporate action in connection with the prospective conversion of the Preferred Shares at the initial conversion price, and the issuance of the Preferred Shares is not, and the issuance of the Converted Shares upon the conversion of the Preferred Shares will not be, subject to preemptive rights or other preferential rights in any present stockholders of the Company and will not conflict with any provision of any agreement or instrument to which the Company is a party or by which it or its property is bound.

     3.03 GOVERNMENTAL APPROVALS. Except for the filing of any notice subsequent to the Closing that may be required under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis and a copy of which shall be provided to the Purchaser), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the execution and delivery by the Company of this Agreement, for the offer, issue, sale and delivery of the Preferred Shares, or for the performance by the Company of its obligations under this Agreement or the Shares.

     3.04 LITIGATION. Except as set forth in EXHIBIT 3.04, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its respective properties or assets, or against any officer or Key Employee relating to such person's performance of duties for the Company or relating to his stock ownership in the Company or otherwise relating to the business of the Company, nor to the knowledge of the Company has there occurred any event or does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted. Neither the Company nor, to the knowledge of the Company, any officer or Key Employee of the Company is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other governmental agency specifically naming the Company or an officer or Key Employee of the Company. Except as set forth in
EXHIBIT 3.04, there are no actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or against any officer or Key Employee which could reasonably be expected to result, either in any case or in the aggregate, in any Material Adverse Effect. The foregoing sentences include, without limiting their generality, actions pending or, to the knowledge of the Company, threatened (or any basis therefor), involving the prior employment of any of the Company's officers or employees (including any Key Employees) or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers. Except as set forth in EXHIBIT 3.04, there is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

     3.05 CERTAIN AGREEMENTS OF OFFICERS, FOUNDERS AND KEY EMPLOYEES.

          (a) To the knowledge of the Company, no officer or Key Employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant relating to the employment of any such officer or Key Employee by the Company, the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary or confidential information of others. The Company has no reason to believe that the employment of the Company's officers and Key Employees will subject the Company or the Purchaser to any liability to third-parties. The Company has entered into noncompetition and nonsolicitation agreements and invention and nondisclosure agreements with each of its employees.

          (b) To the knowledge of the Company, no officer of the Company nor any Key Employee of the Company whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has expressed any present intention of terminating his employment with the Company.

     3.06 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is in compliance in all respects with the terms and provisions of this Agreement and of its Certificate of Incorporation and By-laws, and in all material respects with the terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its respective properties or assets are subject. The Company is in compliance with all judgments specifically naming the Company or any of the Founders, decrees, governmental orders specifically naming the Company or any of the Founders, statutes, rules or regulations by which it is bound or to which any of its properties or assets are subject. Neither the execution and delivery of this Agreement or the issuance of the Shares, nor the consummation of any transaction contemplated by this Agreement, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations.

     3.07 MATERIAL CONTRACTS.

          (a) Except as set forth on EXHIBIT 3.07, there are no (i) contracts not made in the ordinary course of business, or involving a commitment or payment by the Company in excess of $100,000 or, in the Company's belief, otherwise material to the business of the Company; (ii) contracts among stockholders or granting a right of first refusal or for a partnership or a joint venture or for the acquisition, sale or lease of any assets or capital stock of the Company or any other Person or involving a sharing of profits;
(iii) mortgages, pledges, conditional sales contracts, security agreements, factoring agreements or other similar contracts with respect to any real or tangible personal property of the Company; (iv) loan agreements, credit agreements, promissory notes, guarantees, subordination agreements, letters of credit or any other similar type of contracts; (v) contracts with any governmental agency; (vi) licenses of any patent, copyright, trade secret or other proprietary right to or from the Company, other than licenses arising from the purchase of "off the shelf" or other standard products; (vii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services; or (viii) binding commitments or agreements to enter into any of the foregoing (collectively, the "MATERIAL CONTRACTS"). The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Material Contracts, other than those specifically agreed upon by the Company and the Purchaser to not be delivered, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

          (b) (i) Each of the Material Contracts is valid and enforceable in accordance with its terms, and there is no default under any Material Contract by the Company or, to the knowledge of the Company by any other party thereto, and no event has occurred with respect to any of the Material Contracts that with the lapse of time or the giving of notice or both would constitute a default by the Company thereunder except where such default is not reasonably expected to have a Material Adverse Effect and (ii) no previous or current party to any Material Contract has given written notice to the Company of or made a written claim with respect to any breach or default thereunder and the Company has no knowledge of any notice of or claim with respect to any such breach or default.

          (c) With respect to the Material Contracts that were assigned to the Company by a third party, all necessary consents to such assignment have been obtained.

          (d) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

     3.08 ERISA. Except as set forth on EXHIBIT 3.08, the Company does not make and has no present intentions to make any contributions to any employee pension benefit plans for its employees that are subject to ERISA.

     3.09 TRANSACTIONS WITH AFFILIATES. Except as set forth on EXHIBIT 3.09, as contemplated hereby or consented to by the Purchaser in accordance with this Agreement, there are no loans, leases, royalty agreements or other continuing transactions between any Founder, officer, employee or director of the Company or any Person owning 5% or more of any class of capital stock of the Company or any member of the immediate family of such Founder, officer, employee, director or stockholder or any corporation or other entity controlled by such officer, employee, director or stockholder or a member of the immediate family of such officer, employee, director or stockholder.

     3.10 ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. Except as contemplated hereby or consented to by the Purchaser in accordance with this Agreement, the Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any Indebtedness of any other Person.

     3.11 INVESTMENTS IN OTHER PERSONS; SUBSIDIARIES. Except as set forth on
EXHIBIT 3.11 or consented to by the Purchaser in accordance with this Agreement, the Company has not made any loan or advance to any Person which is outstanding on the date of this Agreement, nor is it committed or obligated to make any such loan or advance, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any interest in, any Person except as disclosed in this Agreement. The Company has no Subsidiaries.

     3.12 SECURITIES LAWS. The Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares. Prior to the Closing, neither the Company nor anyone acting on its behalf has sold, offered to sell or solicited offers to buy the Shares or similar securities to, or solicited offers with respect thereto from, or entered into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Shares under the registration provisions of the Securities Act, and applicable state securities laws.

     3.13 DISCLOSURE. Neither this Agreement nor any other agreement, document, certificate or written statement furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact relating directly to the Company necessary in order to make the statements contained herein or therein not misleading. There is no fact within the knowledge of the Company which has not been disclosed herein or in writing to the Purchasers and which taken by itself would constitute a circumstance having a Material Adverse Effect. Without limiting the generality of the foregoing, the Company does not have any knowledge that there exists, or there is pending or planned, any statute, rule, law, regulation, standard or code which would have a Material Adverse Effect on the Company's business.

     3.14 BROKERS OR FINDERS. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any of their respective agents.

     3.15 CAPITALIZATION; STATUS OF CAPITAL STOCK. The Company has a total authorized capitalization consisting of (i) 300,000,000 shares of Common Stock, par value $.01 per shares of which 44,832,810 shares are issued and outstanding and (ii) 10,000,000 shares of Preferred Stock, par value $.01 per share, of which (A) 1,100,000 shares are designated as Series A Convertible Preferred Stock, all of which shares are issued and outstanding on the date hereof, (B) 1,327,500 shares are designated as Series B Convertible Preferred Stock, all of which shares are issued and outstanding on the date hereof, (C) 145,195 shares are designated as Series C Convertible Preferred Stock, of which shares are issued and outstanding on the date hereof, (D) 685,194 shares are designated as Series D Convertible Preferred Stock, all of which shares are issued and outstanding on the date hereof, (D) 1,867,480 shares are designated as Series E Convertible Preferred Stock, all of which no shares are issued and outstanding on the date hereof, and (E) 985,545 shares are designated Series F Convertible Preferred Stock, of which no shares are issued and outstanding on the date hereof, prior to giving effect to the transactions contemplated hereby. Set forth on EXHIBIT 3.15 is the number of issued and outstanding shares of the capital stock of the Company. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. The Preferred Shares, when issued and delivered in accordance with the terms hereof and after payment of the purchase price therefor and the Converted Shares, when issued and delivered upon conversion of the Preferred Shares, will be duly authorized, validly issued, fully-paid and non-assessable. Except as otherwise set forth in EXHIBIT 3.15, no options, warrants, subscriptions or purchase rights of any nature to acquire from the Company shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities except as contemplated by this Agreement. Except as set forth in EXHIBIT 3.15, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement, the Amended and Restated Stockholders Agreement, the Amended and Restated Registration Rights Agreement, the Certificate of Incorporation and stock restriction and right of first refusal agreements between the Company and certain of its employees. Other than as provided in this Section and in the Amended and Restated Stockholders Agreement, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting of the capital stock of the Company. The offer and sale of all capital stock and other securities of the Company issued before the Closing complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission with respect thereto.

     3.16 REGISTRATION RIGHTS. Except as set forth in EXHIBIT 3.16 and except for the rights granted to the Purchaser and certain other parties pursuant to the Amended and Restated Registration Rights Agreement, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

     3.17 BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

     3.18 TITLE TO ASSETS; PATENTS.

          (a) The Company has good and marketable title in fee to such of its fixed assets, if any, as are real property, and good and marketable title to all of its other assets and properties, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except those occurring in the ordinary course of business and those indicated on EXHIBIT 3.18(a). The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

          (b) The Company does not know of any claim, previously asserted, pending, threatened or which may otherwise be asserted ("CLAIM") that would interfere with, or adversely impact upon, the Company's unencumbered right to use, make, sell, license, distribute, promote, apply, develop and make derivative works of ("USE"), the patents, patent rights, permits, licenses, trade secrets, trademarks (registered or unregistered), trademark rights, trade names, trade name rights, franchises, copyrights (registered or unregistered), inventions (regardless of whether patentable or not), software, confidential information, innovations and other intellectual property rights being used to conduct its business as now operated and as now proposed to be operated, or in the development, manufacture, use, distribution or licensing of the Company's proprietary technology, information, products, processes, or services (collectively, the "INTELLECTUAL PROPERTY RIGHTS") (a list of all patents, trademarks, trade names, permits, and licenses Used by the Company is attached hereto as EXHIBIT 3.18(b)); and the Company does not have any reason to believe that the Use of the Intellectual Property Rights infringes, conflicts or will conflict with valid rights of any other Person. No claim is known by the Company to be pending or threatened to the effect that, and the Company has no reason to believe that, any such Intellectual Property Right is invalid or unenforceable by the Company or its licensor. The Company has taken all reasonable and customary actions to maintain and protect its Intellectual Property Rights. Except as set forth in EXHIBIT 3.18(c), the Company has no obligation known by the Company to compensate any Person for the use of any such Intellectual Property Rights, and the Company has not granted any Person any license or other rights to use in any manner any of the Intellectual Property Rights of the Company, whether requiring the payment of royalties or not.

     3.19 THE YEAR 2000. Each item of hardware, software, or processor based system and/or any combination thereof, developed, manufactured, distributed, licensed or delivered, by the Company (collectively, the "System"), shall in all material respects be able to correctly function, operate, process data or perform date related calculations, including, but not limited to, calculating, comparing and sequencing, from, into and between the years 1999 and 2000, accurately process, provide and/or receive date data, including leap year calculations, into and between the years 1999, 2000 and beyond, shall otherwise function as per the specifications thereof both before, during and following January 1, 2000. Neither performance nor functionality of the System shall be affected by dates prior to, during and after January 1, 2000. A System containing or calling on a calendar function including, without limitation, any function indexed to the CPU clock, and any function providing specific dates or days, or calculating spans of dates or days shall record, store, process, provide and, where appropriate, insert, true and accurate dates and calculations for dates and spans, before, during and following January 1, 2000. The System shall have no lesser functionality or operability with respect to records containing dates, before, during or after January 1, 2000 than heretofore with respect to dates prior to January 1, 2000.

     3.20 FINANCIAL STATEMENTS. Attached hereto as EXHIBIT 3.20 are copies of the unaudited balance sheets of the Company as of December 31, 1998 and June 30, 1999, the statements of income and retained earnings of the Company for the period ended December 31, 1998 and for the six months ended June 30, 1999, and the statements of cash flows of the Company for the period ended December 31, 1998 and for the six months ended June 30, 1999 (the "FINANCIAL STATEMENTS"). Each of the Financial Statements was prepared in good faith, is complete and correct in all material respects, has been prepared in accordance with generally accepted accounting principles and in conformity with the practices consistently applied by the Company and presents fairly the financial position, results of operations and cash flows of the Company as of the dates and for the periods indicated.

     3.21 CHANGES. Except as set forth in EXHIBIT 3.21, since June 30, 1999, there has not been:

          (a) any adverse change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company;

          (c) any waiver by the Company of any valuable right or of a debt owed to it;

          (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company;

          (e) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

          (f) any change in any compensation arrangement or agreement with any employee;

          (g) any sale, assignment or transfer of any patents or patent applications, trademarks or trademark applications, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosure of any proprietary information to any person;

          (h) any resignation or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

          (i) any declaration, payment, setting aside or other distribution of cash or other property to its holders with respect to its capital stock or other equity securities (including without limitation any warrants, options or other rights to acquire its capital stock or other equity securities;

          (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its properties or assets, except liens for taxes not yet due or payable;

          (k) receipt of notice that there has been a loss of, or order cancellation by, any major customer of the Company;

          (l)  made any charitable contributions or pledges;

          (m) make capital expenditures or commitments (other than with respect to the deployment of servers) therefor that aggregate in excess of $100,000;

          (n) make any loans or advances to, guarantees for the benefit of, or any investments in, any person (including but not limited to any of the Company's employees, officers or directors, or any members of their immediate families), corporation, partnership, joint venture or other entity;

          (o) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company; or any agreement or commitment by the Company to do any of the things described in this Section 3.21.

     3.22 NO UNDISCLOSED LIABILITIES. Except as set forth on EXHIBIT 3.22, the Company has no liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), except (a) obligations under contracts described in EXHIBIT 3.07 or under contracts that are not required to be disclosed thereon as a result of dollar thresholds therein; (b) liabilities provided for in the Financial Statements (other than liabilities which, in accordance with generally accepted accounting principles, need not be disclosed); (c) liabilities (other than accounts payable) incurred since the Financial Statements, in the ordinary course of business consistent with past practice, the sum of which is, in the aggregate, no greater than $300,000; and (d) accounts payable in excess of those shown on the Financial Statements, incurred in the ordinary course of business consistent with past practice, the sum of which is, in the aggregate, not greater than $300,000.

     3.23 TECHNOLOGY. Except as set forth in EXHIBIT 3.23, the proprietary technology, information, products, processes and services and other proprietary know-how owned or used by the Company were completely developed by the Company's full-time employees only; the concepts, inventions and original works of authorship owned or used by the Company were developed or conceived by employees within the scope of their employment by the Company and are connected with Company's underlying proprietary products, processes and technology. No independent contractors or consultants were used or employed by the Company in the development of proprietary technology and other proprietary know-how owned or used by the Company.

     3.24 PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or any other similar authority.

     3.25 ENVIRONMENTAL AND SAFETY LAWS. The Company, the operation of its business and any real property that the Company owns or has owned, leases or has leased or otherwise occupies or uses or has occupied or used (the "Premises") are, to the best of the Company's knowledge, in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction over such Environmental Laws. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor. To the best of the Company's knowledge, no material expenditures are or will be required in order to comply with any Environmental Laws. For purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state, local or foreign law, ordinance, rule, regulation, permit and authorization pertaining to the protection of human health or the environment.

     3.26 CORPORATE DOCUMENTS; MINUTE BOOKS. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the forms of which amendments have been approved by the Purchaser or its counsel), the Company's Certificate of Incorporation, as amended, and By-laws, as amended, are in the forms previously provided to counsel to the Purchaser. The minute books of the Company provided to the Purchaser or its counsel contain a summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

     3.27 LABOR AGREEMENTS AND ACTIONS. Except as set forth in EXHIBIT 3.27, the Company is not aware that any officer or key employee, or that any group of employees of the Company, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment (including without limitation provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it has any labor relations problems (including without limitation any union organization activities, threatened or actual strikes or work stoppages or material grievances). The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union.

     3.28 SERIES E AGREEMENT. True and correct copies of the Series E Convertible Preferred Stock Purchase Agreement between the Company and Cisco Systems, Inc. (the "Series E Agreement") have been provided to the Purchaser, and (i) the Series E Agreement, together with the Third Amended and Restated Registration Rights and the Third Amended and Restated Stockholders' Agreement are the only agreements between the Company and Cisco Systems, Inc. relating to the Company's securities (including derivative securities), and (ii) the terms and conditions of this Agreement are identical in all material respects with the Series E Agreement except as otherwise set forth in Exhibit 3.28.


                                   ARTICLE IV
                            COVENANTS OF THE COMPANY

     4.01 AFFIRMATIVE COVENANTS OF THE COMPANY OTHER THAN REPORTING REQUIREMENTS. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that until the consummation of a Qualified Public Offering, it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

          (a) PAYMENT OF TAXES AND TRADE DEBT. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or any Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto. Pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Company or its Subsidiaries, except such as are being contested in good faith and by proper proceedings if the Company or Subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.

          (b) MAINTENANCE OF INSURANCE. Obtain and maintain from reputable insurance companies or associations a term life insurance policy on the lives of each of F. Thomson Leighton and Daniel Lewin the face amount equal to $2,000,000 each (so long as each remains an employee of the Company), which proceeds will be payable to the order of the Company, and maintain insurance with a reputable insurance company or association in such amount and covering such risks as is customary coverage covering its properties and businesses customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or any Subsidiary operates for the type and scope of its properties and businesses and maintain, and cause each Subsidiary to maintain, such insurance. The Company will not cause or permit any assignment of the proceeds of the life insurance policies specified in the first sentence of this paragraph and will not borrow against such policies.

          (c) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain, and, unless the Company deems it not to be in its best interests, cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. Use commercially reasonable best efforts to secure, preserve and maintain, and cause each Subsidiary to use commercially reasonable best efforts to secure, preserve and maintain, all licenses and other rights to use patents, processes, licenses, permits, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and deemed by the Company to be material to the conduct of its business or the business of any Subsidiary.

          (d) COMPLIANCE WITH LAWS. Comply, and cause each Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, where noncompliance would have a Material Adverse Effect.

          (e) INSPECTION. Permit, upon reasonable request and notice to the President of the Company, the Purchaser (provided the Purchaser holds at least 35,000 shares of the outstanding Preferred Shares (as equitably adjusted for stock splits, stock dividends and the like)) or any authorized agents or representatives thereof to examine and make copies of and extracts from the financial and employment records and books of the Company, to visit and inspect the properties of the Company and any Subsidiary, to discuss the finances and other matters of the Company and any Subsidiary not related to the Company's customers, licensees, licensors, strategic partners and suppliers with any of its officers, directors or Key Employees and independent accountants, and to consult with and advise the management of the Company and any Subsidiary as to their finances and other matters not related to the Company's customers, licensees, licensors, strategic partners and suppliers, all at reasonable times and upon reasonable notice to the President of the Company. The Purchaser agrees that it will maintain the confidentiality of any information so obtained by it which is not otherwise available from other sources.

          (f) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep, and cause each Subsidiary to keep, adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and any Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

          (g) MAINTENANCE OF PROPERTIES; MATERIAL ASSETS. Use commercially reasonable best efforts to maintain and preserve, and cause each Subsidiary to use commercially reasonable best efforts to maintain and preserve, all of its properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted, including, without limitation, the maintenance and preservation of any material patents, licenses, permits or agreements being used by the Company in its business as now operated and as now proposed to be operated.

          (h) COMPLIANCE WITH ERISA. Comply, and cause each Subsidiary to comply, with all minimum funding requirements applicable to any pension, employee benefit plans or employee contribution plans which are subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "CODE"), and comply, and cause each Subsidiary to comply, in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. Neither the Company nor any Subsidiary will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in
Section 4068 of ERISA to attach to the assets of the Company or any Subsidiary.

          (i) PUBLIC ANNOUNCEMENTS. Subject to applicable laws that may require disclosure by the Company, any public announcements by the Company relating to this Series F Preferred Stock financing shall be mutually agreed upon by the Company and the Purchaser.

     4.02 NEGATIVE COVENANTS OF THE COMPANY. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, for so long as at least 50% of the shares of Series F Preferred Stock which were issued pursuant to this Agreement remain outstanding, it will comply with and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not, without the consent of at least 50% in interest of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a single class on a Common Stock equivalent basis:

          (a) RESTRICTIONS ON INDEBTEDNESS. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to any Indebtedness for money borrowed except the following:

               (i) Indebtedness for money borrowed by the Company, not to exceed, in the aggregate, $25,000,000; and

               (ii) Indebtedness of the Company in respect of Capital Expenditures subject to Section 4.02(i) herein.

          (b) MERGER OR SALE. Merge with or into any other entity (except a merger with a Subsidiary or a consolidation or merger in which the Company is the surviving Company and the holders of Company voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction or a consolidation or merger pursuant to which the aggregate consideration definitively and unconditionally payable to all of the stockholders of the Company is greater than $1.2 billion), sell to any person or entity any assets constituting all or substantially all of the assets of the Company, or agree to do or permit any Subsidiary to do any of the foregoing (unless the aggregate consideration definitively and unconditionally payable to the Company or all of the stockholders as a result of any such transaction is greater than $1.2 billion).

          (c) ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for the guaranties of the permitted obligations of any wholly-owned Subsidiary.

          (d) DISTRIBUTIONS. Declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "DISTRIBUTIONS"), EXCEPT that any such Subsidiary may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Company, and EXCEPT as specifically provided for in the Company's Certificate of Incorporation or the Series F Certificate of Designation; PROVIDED, HOWEVER, that nothing herein contained shall prevent the Company from:

               (i) effecting a stock split (except for a reverse stock split) or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock, or

               (ii) redeeming any stock of a deceased stockholder out of insurance held by the Company on that stockholder's life, or

               (iii) repurchasing the shares of Common Stock at the original cost thereof (in accordance with stock restriction and right of first refusal agreements or similar agreements) held by officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment, if in the case of any such transaction the payment can be made in compliance with the other terms of this Agreement.

          (e) CHANGE IN NATURE OF BUSINESS. Make or permit any Subsidiary to make any material change in the nature of its business as contemplated in written materials delivered to the Purchaser prior to the date hereof.

          (f) OWNERSHIP OF SUBSIDIARIES. Purchase or hold beneficially any stock, other securities or evidences of Indebtedness in, or make any investment in any other Person, excluding a wholly-owned subsidiary of the Company.

          (g) ISSUANCE OF RESERVED EMPLOYEE SHARES. Grant to any of its employees awards, options or other rights to purchase Reserved Employee Shares unless authorized by vote of a majority of the Board of Directors which shall include at least two members designated by holders of Preferred Stock of the Company.

          (h) DEALINGS WITH AFFILIATES AND OTHERS. Other than as contemplated by this Agreement, and other than transactions in the ordinary course of business involving less than $50,000, enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer or director of the Company or any Subsidiary or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly affiliated with one or more of such officers, directors or stockholders or members of their immediate families unless such transaction is approved in advance by a majority of disinterested members of the Board of Directors, or absent such Board of Directors approval, by the Purchaser.

          (i) CAPITAL EXPENDITURES. Incur any Capital Expenditures in any fiscal year in excess of the agreed upon budget therefor.

     4.03 REPORTING REQUIREMENTS. For as long as at least 35,000 of the Preferred Shares remain outstanding (as equitably adjusted for stock splits, stock dividends and the like), the Company will furnish the Purchaser:

          (a) MONTHLY REPORTS: as soon as available and in any event within 30 days after the end of each calendar month, unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month and consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to monthly budgets, a cash flow analysis for such month, a schedule showing each expenditure of a capital nature during such month, and a summary discussion of the Company's principal functional areas, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied;

          (b) QUARTERLY REPORTS: as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to quarterly budgets and a summary discussion of the Company's principal functional areas, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied;

          (c) ANNUAL REPORTS: as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company and by such independent public accountants of recognized national standing approved by a majority of the Board of Directors;

          (d) BUDGETS FOR THE FORTHCOMING FISCAL YEAR: as soon as available after approval by the Board of Directors;

          (e) NOTICE OF ADVERSE CHANGES: promptly after the occurrence thereof and in any event within 10 days after each occurrence, notice of any material adverse change in the operations or financial condition of the Company or any material default in any other material agreement to which the Company is a party;

          (f) WRITTEN REPORTS: promptly upon receipt or publication thereof, any written reports submitted to the Company by independent public accountants in connection with an annual or interim audit of the books of the Company and its Subsidiaries made by such accountants or by consultants or other experts in connection with such consultant's or other expert's review of the Company's operations or industry, and written reports prepared by the Company to comply with other investment or loan agreements;

          (g) NOTICE OF PROCEEDINGS: promptly after the commencement thereof, notice of all material actions, suits and proceedings of the type described in
Section 3.04 before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any Subsidiary; and

          (h) STOCKHOLDERS' AND COMMISSION REPORTS: promptly upon sending, making available, or filing the same, such reports and financial statements as the Company or any Subsidiary shall send or make available to the stockholders of the Company or file with the Commission.


                                    ARTICLE V
                        DEFINITIONS AND ACCOUNTING TERMS

     5.01 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "AGREEMENT" means this Series F Convertible Preferred Stock Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits hereto.

     "BOARD OF DIRECTORS" means the board of directors of the Company as constituted from time to time.

     "CAPITAL EXPENDITURES" for any period shall mean all amounts debited or required to be debited to the fixed asset accounts on the balance sheet of the Company during such period in accordance with generally accepted accounting principles in respect of (a) the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, and (b) to the extent related to and not included in (a) above, materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with generally accepted accounting principles).

     "CLOSING" shall have the meaning attributable to it in Section 1.04 of this Agreement.

     "COMMISSION" means the Securities and Exchange Commission (or any other federal agency administering the securities laws).

     "COMMON STOCK" includes (a) the Company's Common Stock, par value $.01 per share, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the

Company's Certificate of Incorporation, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "COMPANY" means and shall include Akamai Technologies, Inc., a Delaware corporation, and its successors and assigns.

     "CONSOLIDATED" and "CONSOLIDATING" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles.

     "CONVERTED SHARES" shall have that meaning attributable to it in Section
1.02 of this Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "FOUNDERS" shall mean F. Thomson Leighton, Daniel Lewin, Jonathan Seelig, Randall Kaplan, Gilbert Friesen and David Karger.

     "INDEBTEDNESS" means all obligations, contingent and otherwise, for borrowed money which should, in accordance with generally accepted accounting principles, be classified upon the obligor's balance sheet (or the notes thereto) as liabilities, but in any event including liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including (a) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (b) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

     "KEY EMPLOYEE" means and includes any Founder, the President, chief executive officer, chief financial officer, chief operating officer, vice president of operations, research, development, sales or marketing, or any other individual who performs a significant role in the operations of the Company or a Subsidiary as may be reasonably designated by the Board of Directors.

     "PERSON" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

     "PREFERRED SHARES" shall have the meaning attributable to it in Section
1.01 of this Agreement.

     "PREFERRED STOCK" means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock.

     "PURCHASER" shall have that meaning attributable to it in Section 1.01 of this Agreement.

     "QUALIFIED PUBLIC OFFERING" means a fully underwritten, firm commitment public offering pursuant to an effective registration under the Securities Act covering the offer and sale by the Company of its Common Stock in which (i) the aggregate gross proceeds from such offering to the Company shall be at least $20,000,000 and (ii) the price paid by the public for such shares shall be at least (x) 2.0 times the then Series B Conversion Price if the public offering occurs prior to October 16, 2000, or (y) 3.0 times the then Series B Conversion Price if the public offering occurs on or after October 16, 2000.

     "RESERVED EMPLOYEE SHARES" means shares of Common Stock, not to exceed in the aggregate 28,755,600 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock and subject to the provisions of the Section 4.02(g) hereof), reserved by the Company for issuance pursuant to the Company's 1998 Stock Incentive Plan, PROVIDED that such number may be increased by up to 15,118,452 additional shares of Common Stock (the "FOUNDERS' SHARES") (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock and subject to the provisions of the Section 4.02(g) hereof and INCLUDING 4,264,200 shares previously issued or subject to options prior to the date hereof) held by the Founders upon the repurchase of such Founders Shares by the Company from the Founders pursuant to contractual rights held by the Company. The foregoing numbers of Reserved Employee Shares may be increased by the affirmative vote or written consent of a majority of the directors elected solely by the holders of Series A Preferred Stock and Series B Preferred Stock or the affirmative vote or written consent of the holders of at least 50% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a single class on a Common Stock equivalent basis.

     "SECURITIES ACT" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "SERIES B CONVERSION PRICE" shall have the meaning attributable to it in the Series B Certificate of Designation.

     "SERIES A PREFERRED STOCK" means the Series A Convertible Preferred Stock of the Company, par value $.01 per share.

     "SERIES B PREFERRED STOCK" means the Series B Convertible Preferred Stock of the Company, par value $.01 per share.

     "SERIES C PREFERRED STOCK" means the Series C Convertible Preferred Stock of the Company, par value $.01 per share.

     "SERIES D PREFERRED STOCK" means the Series D Convertible Preferred Stock of the Company, par value $.01 per share.

     "SERIES E PREFERRED STOCK" means the Series E Convertible Preferred Stock of the Company, par value $.01 per share.

     "SERIES F PREFERRED STOCK" means the Series F Convertible Preferred Stock of the Company, par value $.01 per share, having the rights, powers, privileges and preferences set forth in Exhibit 1.01 hereto.

     "SHARES" shall have that meaning attributable to it in Section 1.03 of this Agreement.

     "SUBSIDIARY" or "SUBSIDIARIES" means any corporation, partnership, trust or other entity of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time a majority of the outstanding shares of every class of equity securities of such corporation, partnership, trust or other entity.

     5.02 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

     5.03 KNOWLEDGE. All references to the knowledge or awareness of the Company shall mean the knowledge of any director or Key Employee of the Company.

                                   ARTICLE VI
                                 MISCELLANEOUS

     6.01 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     6.02 AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement to the contrary notwithstanding, and except as hereinafter provided changes in or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least 60% of the then outstanding shares of Series E Preferred Stock, and (ii) shall deliver copies of such consent in writing to any holders who did not execute such consent; PROVIDED, HOWEVER, that any provision set forth in Section 4.02 of this Agreement may be amended or waived with the written consent of more than 50% in interest of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a single class on a Common Stock equivalent basis. Notwithstanding the foregoing proviso, no amendment or waiver approved in accordance herewith shall be effective if and to the extent such amendment or waiver treats the holders of any series of preferred stock of the Company differently than the holders of any other series of preferred stock of the Company, unless the written consent of a majority of such series shall have been obtained. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     6.03 ADDRESSES FOR NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed, faxed or delivered to each applicable party at the address set forth below or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section.

     If to the Purchaser: at One Microsoft Way, Redmond, Washington 98052-6399,
Attention: General Counsel, Finance and Administration, or at such other address as shall be designated by the Purchaser in a written notice to the Company complying as to delivery with the terms of this Section 6.03.

     If to the Company: at the address set forth on page 1 hereof, or at such other address as shall be designated by the Company in a written notice to the Purchaser complying as to delivery with the terms of this Section, with a copy to: Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attention: John H. Chory, Esq.

     All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; express overnight courier service; or registered mail, return receipt requested) or transmitted by facsimile, be effective three days after deposited in the mails or upon transmission by facsimile, respectively, addressed as aforesaid, unless otherwise provided herein.

     6.04 COSTS, EXPENSES AND TAXES. The Company agrees to pay in connection with the preparation, execution and delivery of this Agreement and the issuance of the Preferred Shares, the reasonable out of pocket expenses of the Purchaser, including legal, accounting and other expenses, up to a maximum of $20,000. The Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Preferred Shares and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         6.05 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate any of its respective obligations hereunder or to assign its respective rights hereunder or any interest herein without the prior written consent of the holders of at least a majority in interest of the Shares. Any transfer of Shares by the Purchaser shall be in accordance with Section 1.05(a) and shall be subject to the concurrent assumption by the transferee of all the rights and obligations of the Purchaser hereunder. The rights and obligations of the parties hereunder (including without limitation the rights and obligations under Section 1.05) shall remain in effect indefinitely unless terminated in accordance with their terms or upon written agreement of the Company and the Purchaser.

     6.06 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

     6.07 PRIOR AGREEMENTS. This Agreement and the documents referred to herein constitute the entire agreement between the parties and supersedes any prior understandings or agreements concerning the purchase and sale of the Shares.

     6.08 SEVERABILITY. The provisions of this Agreement and the terms of the Series F Preferred Stock are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement or the Series F Preferred Stock shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the terms of the Series F Preferred Stock; but this Agreement and the terms of the Series F Preferred Stock, shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     6.09 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

     6.10 HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     6.12 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

     6.13 INDEMNIFICATION.

          (a) The Company shall, with respect to the representations, warranties and agreements made by it herein, indemnify, defend and hold the Purchaser harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses (collectively, "LOSSES" and individually, a "LOSS")), arising from the untruth, inaccuracy or breach of any such representations, warranties or agreements of the Company. Without limiting the generality of the foregoing, the Purchaser shall be deemed to have suffered a Loss as a result of the untruth, inaccuracy or breach of any such representations or warranties if a Loss shall be suffered by the Company as a result of, or in connection with, such untruth, inaccuracy or breach of any facts or circumstances constituting such untruth, inaccuracy or breach. To claim a Loss, the Purchaser shall deliver to the Company a notice (the "LOSS NOTICE") specifying in reasonable detail the nature and estimated amount of the Loss. A determination as to the existence and amount of the Loss claimed in the Loss Notice shall be made in accordance with Section 6.13(c) below. Any dispute regarding a Loss shall be determined as set forth in Section 6.13(c) herein.

          (b) The representations and warranties of the Company set forth in this Agreement shall survive the Closing until September 20, 2001 and be of no further force or effect as of such date, except that (i) the representations and warranties set forth in Sections 3.13 and 3.18 shall survive the Closing until September 20, 2000, and (ii) the representations and warranties set forth in
Section 3.15 shall survive the Closing forever and shall not terminate.

          (c) Beginning 10 days after delivery of the Loss Notice, the Company and the Purchaser shall attempt in good faith for 30 days to agree upon the amount of the Loss claimed in the Loss Notice (the "LOSS AMOUNT") and the then fair market value of one share of Series F Preferred Stock after giving effect to the Loss (the "CURRENT SERIES F VALUE"). If no such agreement can be reached, the Company and the Purchaser shall each promptly select an arbitrator and thereafter the two arbitrators shall select a third arbitrator. The three arbitrators shall thereafter determine, by majority vote and pursuant to the then rules of the American Arbitration Association, the Loss Amount and the Current Series F Value. Each of the arbitrators shall be a member in good standing of the American Arbitration Association. The Company and the Purchaser shall each be permitted to submit written positions and arguments to the arbitrators concerning the matters at issue before the arbitrators. The fees and expenses of the arbitrators shall be borne (i) 100% by the Company, if the Loss Amount as determined by the arbitrators is greater than or equal to 50% of the estimated amount of the Loss as set forth in the Loss Notice, or (ii) 100% by the Purchaser submitting the Loss Notice, if the Loss Amount as determined by the arbitrators is less than 50% of the estimated amount of the Loss as set forth in the Loss Notice.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

THE COMPANY:                                 AKAMAI TECHNOLOGIES, INC.


                                             By: /s/ Paul Sagan
                                                ------------------------------
                                                Paul Sagan
                                                President

PURCHASER:
                                             MICROSOFT CORPORATION


                                             By: /s/ Gregory Maffei
                                                ------------------------------
                                                Name: Gregory Maffei
                                                Title: Chief Financial Officer